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                                                                EXHIBIT 5.1




              [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LETTERHEAD]









                                June 26, 1996


Hayes Wheels International, Inc.
38481 Huron River Drive
Romulus, Michigan 48174



                     Re:  Hayes Wheels International, Inc.
                          Registration on Form S-3
                          --------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Hayes Wheels International, Inc., a Delaware corporation (the "Company"), Hayes Wheels International-California, Inc., a Delaware corporation ("Hayes California"), Hayes Wheels International-Georgia, Inc., a Delaware corporation ("Hayes Georgia"), Hayes Wheels International-Indiana, Inc., a Delaware corporation ("Hayes Indiana"), Hayes Wheels International-Mexico, Inc., a Delaware corporation ("Hayes Mexico"; and, together with Hayes California, Hayes Georgia and Hayes Indiana, the "Subsidiary Guarantors"), and Hayes Wheels International-Michigan, Inc., a Michigan corporation ("Hayes Michigan"), in connection with the public offering of $250,000,000 aggregate principal amount of the Company's __% Senior Subordinated Notes due 2006 (the "Notes") which are to be guaranteed on a senior subordinated basis by the Subsidiary Guarantors (the guarantees of the Subsidiary Guarantors are collectively referred to herein as the "Subsidiary Guarantees") and Hayes Michigan pursuant to an Indenture (as defined herein). The Notes and the Subsidiary Guarantees are collectively referred to herein as the "Securities."




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Hayes Wheels International, Inc.
June 26, 1996
Page 2


The Securities are to be issued pursuant to an indenture (the "Indenture") to be entered into between the Company, the Subsidiary Guarantors, Hayes Michigan, and Comerica Bank, as Trustee (the "Trustee").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-03813) as filed with the Securities and Exchange Commission (the "Commission") on May 15, 1996 under the Act, Amendment No. 1 thereto as filed with the Commission on June 7, 1996, Amendment No. 2 thereto as filed with the Commission on June 19, 1996 and Amendment No. 3 thereto as filed with the Commission on June 26, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, the Subsidiary Guarantors, Hayes Michigan, and CIBC Wood Gundy Securities Corp., Merrill Lynch & Co. and Salomon Brothers Inc, as underwriters (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) the form of the Indenture filed as an exhibit to the Registration Statement; (iv) the form of the Securities; (v) the Certificate of Incorporation of the Company and the Subsidiary Guarantors, as presently in effect; (vi) the By-Laws of the Company and the Subsidiary Guarantors, as presently in effect; and (vii) certain resolutions of the Board of Directors of the Company and the Subsidiary Guarantors, and drafts of certain resolutions (the "Draft Resolutions") of the Board of Directors of the Company and the Subsidiary Guarantors, in each case, relating to the issuance and sale of the Securities, the issuance of the Subsidiary Guarantees and related matters. We have


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Hayes Wheels International, Inc.
June 26, 1996
Page 3


also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company and the Subsidiary Guarantors, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

     Members of our firm are admitted to the bar in the States of Delaware and New York, and we do not express any opinion as to the laws of any other jurisdiction, other than the laws of the United States of America to the extent specifically referred to herein.



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Hayes Wheels International, Inc.
June 26, 1996
Page 4


     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the Draft Resolutions have been adopted by the Board of Directors of the Company and the Subsidiary Guarantors; (iii) the interest rate, maturity, redemption and other terms of the Securities as well as the price at which the Securities are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Securities have been approved by the Board of Directors of the Company and the Subsidiary Guarantors; (iv) the Indenture and the Underwriting Agreement have been duly executed and delivered; and (v) the Securities have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the issuance and sale of the Securities will have been duly authorized by the Company and the Subsidiary Guarantors, and the Securities will be valid and binding obligations of the Company and the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.03 of the Indenture may be deemed unenforceable.





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Hayes Wheels International, Inc.
June 26, 1996
Page 5


     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                         Very truly yours,

                                         Skadden, Arps, Slate,
                                         Meagher & Flom






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